Exhibit 5.3

Genova Burns LLC 494 Broad Street, Newark, NJ 07102 Tel: 973.533.0777 Fax: 973.533.1112 Web: www.genovaburns.com

November 16, 2022

Bed Bath & Beyond Inc.

650 Liberty Street

Union, New Jersey 07083

Re:    Registration Statement (Form S-4) of Bed Bath & Beyond

Ladies and Gentlemen:

We have acted as special counsel in the State of New Jersey (the “State”) to BBBY Management Corporation, a New Jersey corporation (“BBBY”) and Bed ‘N Bath Stores Inc., a New Jersey corporation (“BNBS”; together with BBBY, collectively, the “NJ Entities”), in connection with that certain registration statement on Form S-4 filed with the Securities and Exchange Commission on October 18, 2022 (Registration No. 333-267920) by Bed Bath & Beyond Inc., a New York corporation (the “Company”), the NJ Entities and certain other subsidiaries (such other subsidiaries and the NJ Entities being refereed to collectively as the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”) and Amendment No. 1 thereto dated November 16, 2022 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”).

The Registration Statement registers, among other things, the offering by the Company and the Subsidiary Guarantors of up to $1,029,936,500.00 aggregate principal amount of the Company’s Senior Secured Notes (referred to as the “Securities”) and the related guarantees by the Subsidiary Guarantors (collectively, the “New Notes Guarantees”), to be issued by the NJ Entities and the other Subsidiary Guarantors in connection with the Company’s offers to exchange such Securities for the Old Notes (as hereinafter defined), and the related solicitations of consents (collectively, the “Consent Solicitations”) to certain proposed amendments to the indentures governing the Old Notes, in each case, upon the terms and subject to the conditions set forth in the prospectus, which forms a part of the Registration Statement (the “Prospectus”). The Securities will be issued pursuant to an indenture (the “New Notes Indenture”), to be entered into by and among the Company, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee and collateral agent. The Securities are evidenced by newly issued notes consisting of (i) up to $215,404,500.00 in 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes” and, together with the

New Second Lien Non-Convertible Notes, collectively, the “New Second Lien Notes”), in exchange for any and all validly tendered (and not validly withdrawn) outstanding 3.749% Senior Unsecured Notes due August 1, 2024 (the “2024 Notes”) issued by the Company (the “2024 Notes Exchange Offer”), (ii) up to $209,712,000.00 in 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Convertible Notes”) for any and all validly tendered (and not validly withdrawn) outstanding 4.915% Senior Unsecured Notes due August 1, 2034 (the “2034 Notes”) issued by the Company (the “2034 Note Exchange Offer”) and (iii) up to $604,820,000.00 in New Third Lien Convertible Notes for any and all validly tendered (and not validly withdrawn) outstanding 5.165% Senior Unsecured Notes due August 1, 2044 (the “2044 Notes”) issued by the Company (the “2044 Note Exchange Offer”) (the 2024 Notes, 2034 Notes and 2044 Notes collectively, the “Old Notes” and the 2024 Notes Exchange Offer, the 2034 Notes Exchange Offer and 2044 Notes Exchange Offer collectively, the “Exchange Offers”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the form of the New Notes Indenture, which includes and constitutes the New Notes Guarantees;

(3)

an executed copy of the Dealer Manager Agreement, October 18, 2022, by and among the Company, the Subsidiary Guarantors and Lazard Frères & Co. LLC, as dealer manager, relating to the Exchange Offers and Consent Solicitations;

(4)	the Certificate of Incorporation of BNBS filed August 13, 1986, as amended (the “BNBS Certificate of Incorporation”);

(5)	the By-Laws of BNBS dated August 13, 1986, as amended (the “BNBS Bylaws”);

(6)	the New Jersey Department of Treasury, Division of Revenue and Enterprise Services Certified Certificate of Good Standing for BNBS dated October 12, 2022 (the “BNBS Good Standing Certificate”);

(7)	the Certificate of Incorporation of BBBY filed August 27, 1993, as amended (the “BBBY Certificate of Incorporation”);

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Newark, NJ    •    New York, NY   •    Lambertville, NJ    •    Philadelphia, PA    •    Jersey City, NJ    •    Basking Ridge, NJ

(8)	the Bylaws of BBBY (the “BBBY Bylaws”);

(9)	the New Jersey Department of Treasury, Division of Revenue and Enterprise Services Certified Certificate of Good Standing for BBBY dated October 12, 2022 (the “BBBY Good Standing Certificate”); and

(10)

certain resolutions adopted by the Board of Directors of the NJ Entities and the governing bodies of the Company and the other Subsidiary Guarantors as evidenced by the Omnibus Written Consent In Lieu Of A Special Meeting dated October 17, 2022 relating to the Registration Statement, the Dealer Manager Agreement and related matters.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the NJ Entities, such agreements, certificates of public officials, certificates of officers or other representatives of the NJ Entities and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

For purposes of this opinion, the term “Organizational Documents”, whenever used, means the Certificates of Incorporation and Bylaws of BNBS and BBBY, as in effect as of the date hereof.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement (other than the NJ Entities); (d) the entity power of each party to the Registration Statement (other than the NJ Entities) to execute, deliver and perform its obligations as described in the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than NJ Entities) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the NJ Entities; and (g) the continued accuracy of the Certificate of Good Standing for each of the NJ Entities.

In rendering this opinion, we have assumed that any supplemental indentures providing for the Securities will have been duly authorized, executed and delivered by the NJ Entities in

Genova Burns LLC

Newark, NJ    •    New York, NY   •    Lambertville, NJ    •    Philadelphia, PA    •    Jersey City, NJ    •    Basking Ridge, NJ

accordance with the applicable indenture and any supplemental indenture, and that the Securities will conform to the terms of any such applicable indenture and supplemental indentures and to the description of such instruments in the Registration Statement and the Prospectus.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1) Based solely on the BNBS Certificate of Good Standing and the BBBY Certificate of Good Standing, the NJ Entities are New Jersey corporations that are validly existing and in good standing under New Jersey law.

(2) BNBS and BBBY each have the power to execute, deliver and perform their respective obligations in connection with the Securities and the New Notes Indenture.

(3) BNBS and BBBY have each executed and delivered the New Notes Guarantees to which it is a party and the execution, delivery and performance of the New Notes Guarantees by BNBS and BBBY, respectively, have each been duly authorized by all necessary corporate action on the part of BNBS and BBBY.

(4) The execution, delivery and performance of the New Notes Guarantees by the NJ Entities, the performance by the NJ Entities of their respective obligations thereunder, and the consummation by the NJ Entities of the transactions contemplated thereby does not and will not conflict with, or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of (a) the Organizational Documents of such NJ Entities, (b) any law, rule or regulation of the State of New Jersey, or (c) any order of any court or agency or government of which we are aware.

The enforceability of the Securities is subject to the following qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally; (ii) the effect of the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity); and (iii) the constitutional requirements of notice and due process.

We are members of the Bar of the State of New Jersey, and we express no opinion as to the laws of any jurisdiction except the laws of the State of New Jersey and the United States of America. The opinions expressed above concern only the effect of the laws (excluding the principles of conflict of laws) of the State of New Jersey and the United States of America as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the

Genova Burns LLC

Newark, NJ    •    New York, NY   •    Lambertville, NJ    •    Philadelphia, PA    •    Jersey City, NJ    •    Basking Ridge, NJ

opinions expressed above after the date of this opinion. This opinion is being delivered subject to the understanding that we are licensed to practice in New Jersey and other jurisdictions, and our opinion is limited to the laws of New Jersey, and those of the United States of America as currently applied to the State of New Jersey. We express no opinion herein with respect to the effect of any other laws.

The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but such opinions are not guarantees or warranties and should not in any respect be construed as such. This opinion has been prepared for use in connection with the Registration Statement. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firms of Cleary Gottlieb Steen & Hamilton LLP and Fried, Frank, Harris, Shriver & Jacobson LLP in connection with the legal opinion provided by those law firms that are included as an exhibit to the Registration Statement.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Genova Burns LLC
GENOVA BURNS LLC

Genova Burns LLC

Newark, NJ    •    New York, NY   •    Lambertville, NJ    •    Philadelphia, PA    •    Jersey City, NJ    •    Basking Ridge, NJ